        As filed with the Securities and Exchange Commission on October 9, 1998
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               94-2579751
      (State or Other Jurisdiction                   (I.R.S. Employer
    of Incorporation or Organization)               Identification No.)



                 9162 ETON AVENUE, CHATSWORTH, CALIFORNIA 91311
               (Address of Principal Executive Offices) (Zip Code)


                             1998 STOCK OPTION PLAN
                       KEY EMPLOYEE STOCK PURCHASE PROGRAM
                            (Full Title of the Plan)
                                                        Copy to:
          MARTIN S. MCDERMUT                    DANIEL G. CHRISTOPHER, ESQ.
INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.     GUTH ROTHMAN & CHRISTOPHER LLP
          9162 ETON AVENUE                  10866 WILSHIRE BOULEVARD, SUITE 1250
     CHATSWORTH, CALIFORNIA 91311             LOS ANGELES, CALIFORNIA 90024
 (Name and Address of Agent For Service)             (310) 234-6922

          (818) 709-1244
(Telephone Number, Including Area Code,
          of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                    Proposed               Proposed
              Title Of                                               Maximum               Maximum
             Securities                       Amount                Offering              Aggregate           Amount Of
               To Be                          To Be                 Price Per              Offering         Registration
             Registered                   Registered(1)             Share(2)                Price                Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 700,000                 $1.125                $787,500            $307.13
========================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the terms of the 1998 Stock Option Plan, or the options granted thereunder, or the Key Employee Stock Purchase Program, in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) The offering price is to be computed pursuant to Rule 457(h) and Rule 457(c). As such, the offering price is the average of the high and the low price as of October 7, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 1997; (2) the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 1993; (3) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and (4) the Company's Current Report on Form 8-K, dated October 9, 1998.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SEVENTH of the Company's Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or knowing violation of law. The Company's Certificate of Incorporation also contains provisions requiring the Company to indemnify its directors and officers to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------
         4.1(a)   Specimen of Common Stock Certificate (1)
         4.1(b)   Legend re Transfer Restrictions and Repurchase Option
         4.2(a)   1998 Stock Option Plan
         4.2(b)   Form of Stock Option Agreement
         4.2(c)   Key Employee Stock Purchase Program
         5.1      Legal Opinion of Guth Rothman & Christopher LLP
         23.1     Consent of Guth Rothman & Christopher LLP (included in Exhibit 5.1)
         23.2     Consent of PricewaterhouseCoopers LLP

--------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on March 27, 1996 (File No. 333-02001.)

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 9th day of October, 1998.


                                      INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.


                                      By:/s/ Fred H. Deindoerfer
                                         ---------------------------------------
                                         Fred H. Deindoerfer
                                         Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Fred H. Deindoerfer and Martin S. McDermut, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                                        Date
---------                          -----                                        ----

/s/ Fred H. Deindoerfer            Chairman of the Board of Directors,          October 9, 1998
------------------------------     President, and Chief Executive Officer
Fred H. Deindoerfer


/s/ Martin S. McDermut             Vice President, Finance and                  October 9, 1998
------------------------------     Administration, Chief Financial Officer
Martin S. McDermut


/s/ Donald E. Horacek              Controller and Principal                     October 9, 1998
------------------------------     Accounting Officer
Donald E. Horacek


/s/ John A. O'Malley               Director                                     October 9, 1998
------------------------------
John A. O'Malley


/s/ Steven M. Besbeck              Director                                     October 9, 1998
------------------------------
Steven M. Besbeck


/s/ Thomas F. Kelley               Director                                     October 9, 1998
------------------------------
Thomas F. Kelley

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

4.1(a)            Specimen of Common Stock Certificate (1)
4.1(b)            Legend re Transfer Restrictions and Repurchase Option
4.2(a)            1998 Stock Option Plan
4.2(b)            Form of Stock Option Agreement
4.2(c)            Key Employee Stock Purchase Program
5.1               Legal Opinion of Guth Rothman & Christopher LLP
23.1              Consent of Guth Rothman & Christopher LLP (included in Exhibit 5.1)
23.2              Consent of PricewaterhouseCoopers LLP


---------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on March 27, 1996 (File No. 333-002001).